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                                                                                                          Exhibit (12)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                 Six
                                                              Months
                                                               Ended
                                                            June 30,                         Years Ended December 31,
                                                            ---------   ---------------------------------------------

(In millions)                                                   1997         1996     1995     1994    1993     1992
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
EXCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                  $    1,474        2,310    2,219    2,088   1,795      977
Fixed charges, excluding capitalized
  interest                                                       916        1,739    1,266      816     608      570
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Earnings                                              (A) $    2,390        4,049    3,485    2,904   2,403    1,547
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Interest, excluding interest on deposits                  $      847        1,672    1,198      747     538      502
Distributions on guaranteed preferred
  beneficial interests                                            34            -        -       -       -        -
One-third of rents                                                35           67       68       69      70       68
Capitalized interest                                               -            4        3        1       -        -
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Fixed charges                                         (B) $      916        1,743    1,269      817     608      570
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Consolidated ratios of earnings to fixed
  charges, excluding interest on deposits         (A)/(B)          2.61 X    2.32     2.75     3.55    3.95     2.71
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INCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                  $    1,474        2,310    2,219    2,088   1,795      977
Fixed charges, excluding capitalized
  interest                                                     2,419        4,699    4,120    2,862   2,552    3,010
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Earnings                                              (C) $    3,893        7,009    6,339    4,950   4,347    3,987
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Interest, including interest on deposits                  $    2,350        4,632    4,052    2,793   2,482    2,942
Distributions on guaranteed preferred
  beneficial interests                                            34            -        -       -       -        -
One-third of rents                                                35           67       68       69      70       68
Capitalized interest                                               -            4        3        1       -        -
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Fixed charges                                         (D) $    2,419        4,703    4,123    2,863   2,552    3,010
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Consolidated ratios of earnings to fixed
  charges, including interest on deposits         (C)/(D)          1.61 X    1.49     1.54     1.73    1.70     1.32
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